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                                                                    EXHIBIT 10.3

                               XANDO, INCORPORATED
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (AS AMENDED AND RESTATED)


                                    ARTICLE 1
                                    THE PLAN

         1.1. Name. The name of this Plan is the Xando, Incorporated Non-Employee Directors Stock Option Plan.

         1.2 Purpose and Scope. (a) The purposes of the Plan are to (i) attract able individuals to serve as Directors, (ii) encourage ownership of the Company's common stock by Directors of the Company, and (iii) promote the Company's business success by creating a long-term mutuality of interests between the Directors and the Company's shareholders.

                  (b) The Plan provides for the granting of Nonqualified Stock Options and SARs to non-employee Directors of the Company.

         1.3 Effective Date of Plan. This Plan is effective October 1, 1997.


                                    ARTICLE 2
                                   DEFINITIONS

         Capitalized terms in this Plan shall have the following meanings (unless the context plainly requires that a different meaning apply):

         2.1 Board. The Board of Directors of the Company.

         2.2 Code. The Internal Revenue Code of 1986, as amended from time to time, or any replacement legislation.

         2.3 Common Stock. The common stock of Xando, Incorporated



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         2.4 Company. Xando, Incorporated, a Connecticut corporation, and any successor to such corporation, whether by merger, consolidation, liquidation or otherwise.

         2.5 Director. Any duly elected member of the Board.

         2.6 Disability. Permanent and total disability within the meaning of
Section 22(c)(3) of the Code.

         2.7 Exchange Act. The Securities Exchange Act of 1934, as amended from time to time, or any replacement legislation.

         2.8 Fair Market Value. The closing price per share of Common Stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or nationally recognized securities exchange on which the stock is listed. If the stock is not listed on a generally recognized securities exchange or the NASDAQ system, Fair Market Value shall be determined by the Board in good faith, using such criteria as the Board may, in its sole discretion, deem appropriate.

         2.9 Nonqualified Stock Option. A stock option which is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.10 Optioned Shares. Those Shares subject to a stock option granted pursuant to this Plan.

         2.11 Optionee. A Director who has received a stock option or SAR pursuant to this Plan.

         2.12 Plan. The Xando, Incorporated Non-Employee Directors Stock Option Plan, as amended from time to time.

         2.13 Share. One share of the Company's Common Stock, as adjusted in accordance with Section 5.5 of this Plan.

         2.14 SAR. A stock appreciation right which entitles the holder upon exercise of that right to the product of (a) the excess of the Fair Market Value of one Share on the date of

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exercise over the price per share established by Board (in its sole discretion)
for the grant and (b) the number of Shares subject to the grant, payable in either Shares, cash or a combination of the two, as provided in Section 5.4(b).


                                    ARTICLE 3
                               PLAN ADMINISTRATION

         3.1 Administration. (a) The Plan shall be administered by the Board. The Board shall have full discretion to administer and interpret the Plan and to adopt such rules, regulations, and procedures as it deems necessary or advisable.

                  (b) Records shall be kept of any actions taken by the Board. A majority of the Board shall constitute a quorum at any meeting. Any acts approved either (1) by all the members present at any meeting at which there is a quorum or (2) in writing by all members of the Board, shall be deemed to be acts of the Board for purposes of this Plan.

                  (c) The Board may delegate any or all of its powers and duties hereunder to one or more committees consisting of such members of the Board as it may designate. The interpretation of, and all actions taken under, the Plan by the Board or its delegate shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and any current or former Director. The Board may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.


                                    ARTICLE 4
                             ELIGIBILITY FOR GRANTS

         4.1 Eligibility and Terms of Grants. The Board shall have full discretionary authority to determine the non-employee Directors eligible to receive a stock option or SAR, the time or times at which the Optioned Shares may be purchased or SARs may be exercised, and whether all of the options or SARs may be exercised at one time or in increments.

         4.2 Granting of Options. (a) The granting of any option or SAR shall be entirely in the discretion of the Board and nothing in the Plan shall be construed as giving non-employee Directors the right to participate under this Plan or to receive any option or right under it.


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                  (b) The Board may, in its sole discretion, accept the
cancellation of outstanding stock options or SARs in return for the grant of new stock options or SARs for the same or different number and at the same or different option price.


                                    ARTICLE 5
                               GENERAL PROVISIONS

         5.1 Stock Subject to Plan. Subject to the provisions of Section 5.5, the maximum number of Shares which may be issued and used in payment of exercised SARs or for which options may be granted pursuant to this Plan is 250,000. Shares subject to any unexercised option granted under this Plan which has expired or terminated shall again become available under this Plan. The Shares which may be issued or delivered under the Plan may, as determined by the Board from time to time in its sole discretion, be authorized but unissued shares, reacquired shares or both.

         5.2 Term and Expiration of Options. Each option or SAR granted under this Plan shall be in writing, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations, and shall, in addition to such other terms as the Board may include, provide:

                  (a) that, subject to Section 5.2(b), the option or SAR, may be exercised only by the Optionee or Optionee's personal representative;

                  (b) that no option or SAR shall be transferable by the Optionee or by operation of law other than by will of, or by the laws of descent and distribution applicable to, a deceased Optionee and that the option or SAR and any and all rights granted to the Optionee thereunder and not previously exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or Optionee's estate:

                  (c) that subject to the foregoing provisions, an option or SAR may be exercised at different times for portions of the total number of Shares which have vested, provided that no option or SAR may be exercised for a fraction of a Share;


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                  (d) that no Optionee shall have the right to receive any
dividend on or to vote or exercise any right in respect to any Shares unless and until the certificates for such Shares have been issued to such Optionee;

                  (e) that the option or SAR shall expire at the earliest of the following:

                           (1) the date specified in the agreement;

                           (2) three (3) months after the Optionee ceases to be
                  a Director;

                           (3) upon the removal of the Optionee as a member of
                  the Board for dishonesty, gross negligence, willful misconduct, or conduct that adversely affects the interests of the Company (or any affiliate) as determined by the Company's shareholders; or (4) twelve (12) months after the Optionee's death or Disability.

                  (f) that, to the extent an option provides for the vesting thereof in increments, such vesting shall cease as of the date the Optionee ceases to be a Director or the date of the Optionee's death or Disability.

         5.3 Notice of Intent to Exercise Option or SAR. An option or SAR granted under the Plan may be exercised in whole or in part by notifying the Company (or its designee) in the manner and upon the terms as may be provided in the Optionee's agreement.

         5.4 Exercise of Option or SAR. (a) Upon receipt by the Company (or its designee) of the notice provided in Section 5.3, an option shall be deemed to be exercised as to the number of Shares specified in such notice and Shares in that amount shall be issued to the Optionee upon payment to the Company of the amount specified in Section 6.2. Payment of the option purchase price shall be made in cash (or cash equivalent) in United States dollars, and may be done in accordance with any procedures for a "cashless exercise" established by the Company or permitted under the Optionee's agreement.

                  (b) Upon receipt by the Company (or its designee) of the notice provided in Section 5.3 of the exercise of a SAR, the SAR shall deemed to be exercised as to the number of Shares specified in the notice and the Company shall (as it may determine in its sole discretion) issue to the Optionee either
(1) Shares based on the Fair Market Value on the date of payment (with any fractional Shares to be paid in cash), (2) cash or (3) a combination of Shares and cash,

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equal in value (in United States dollars) to the amount payable under the SAR.
Any cash payment to be made by the Company under this Section may, as determined by the Company in its sole discretion, be payable in installments over a period of no more than 6 months.

         5.5 Recapitalization. Subject to any required action by the shareholders of the Company, the aggregate number of Shares for which options may be granted hereunder, the number of Shares covered by any outstanding option or SAR, and the price per Share thereof under each such option or SAR shall be proportionately adjusted for the following: (a) Any dividend or other distribution declared as to Common Stock which is payable in Shares: and (b) an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or reverse split of shares, recapitalization or other capital adjustment. All fractional Shares or other securities which result from such an adjustment shall be eliminated and not carried forward to any subsequent adjustment.

         5.6 Rights of Optionee in Event of Merger, Consolidation, Acquisition of Majority Voting Control, Sale of Assets, Dissolution or Change in Board Membership. (a) Notwithstanding anything in this Plan to the contrary, the Optionee may exercise any unexpired options or SARs in the following circumstances:

                           (1) The Optionee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing twenty-seven (27) days and ending seven (7) days prior to the scheduled effective date of a merger or consolidation (as such effective date may be delayed from time to time) wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among the Company and other corporations related to or affiliated with the Company;

                           (2) the Optionee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing twenty-seven (27) days and ending seven (7) days prior to the scheduled effective date of the acquisition of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting stock by any person or entity (other than the Company or other corporations related to or affiliated with the Company);

                           (3) the Optionee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing on the date the shareholders of the Company approve a sale of substantially all the assets of the Company and ending

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         seven (7) days prior to the scheduled closing date of such sale (as such closing date may be delayed from time to time);

                           (4) the Optionee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing the date the shareholders of the Company approve the dissolution of the Company and ending seven (7) days prior to the date of filing its Articles of Dissolution; and

                           (5) the Optionee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing twenty-seven (27) days and ending seven (7) days prior to the date the individuals who, as of the date of the grant, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that if the election, or nomination for election, of a mew director was approved by a vote of at least two-thirds of the then Incumbent Board, such new director shall, for purposes of this Agreement, be considered to be a member of the Incumbent Board.

                  (b) If an event described in Subsection (a)(1) through (a)(4) above, once commenced, is canceled or revoked, the conditional purchase of Shares or exercise of SARs under this Section which are not otherwise exercisable at the time of said cancellation or revocation (but for the operation of this Section), shall be rescinded. With the respect to all other Shares conditionally purchased or SARs, the Optionee may elect to rescind such purchase or exercise.

                  (c) Upon the occurrence of event described in Subsections
(a)(1) through (a)(4) above, and the Optionee has not conditionally purchased all Optioned Shares or exercise all SARs, all unexercised options and SARs shall terminate on the effective, termination, closing, or filing date, as the case may be.

                  (d) If the Company shall be the surviving corporation in any merger or is a party to a merger or consolidation which is between or among the Company and other corporations related to or affiliated with the Company, any option or SAR granted hereunder shall pertain and apply to the securities to which a holder of the number of Shares subject to the option or SAR would have been entitled.


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                  (e) Nothing herein shall allow an Optionee to exercise an
option or SAR which has expired.

         5.7 Withdrawal. An Optionee may at any time elect in writing to abandon an option or SAR with respect to the number of Shares as to which the option or SAR shall not have been exercised.

         5.8 Compliance with Applicable Laws and Articles of Incorporation. (a) The Company shall have the right to place appropriate legends upon the certificate for any Shares issued pursuant to this Plan and take such other acts as it may deem necessary or appropriate to ensure that the issuance of Optioned Shares or the exercise of a SAR complies with applicable provisions of state and federal securities laws.

                  (b) The Company shall not be obligated to issue Shares under any option or in payment of any SAR granted under this Plan that would violate any law. Each Optionee may be required to make representations, enter into restrictive agreements, or take such other actions as may be deemed necessary or appropriate by the Company to ensure compliance with applicable law and the Company's Articles of Incorporation and By-laws.


                                    ARTICLE 6
                      RULES FOR NONQUALIFIED STOCK OPTIONS

         6.1 Option Price. The purchase price of Shares subject to a Nonqualified Stock Option shall be determined by the Board at the time the option is granted; provided, that the purchase price shall not be less than 85% of the Fair Market Value of such Shares on the date of the grant.

         6.2 Payment Upon Exercise of Option. The amount to be paid by the Optionee upon exercise of a Nonqualified Stock Option shall be the full purchase price for the Shares involved provided in the option agreement, together with the amount of any required federal, state, and local tax withholding (as determined by the Company in its sole discretion). The Company may, in its sole discretion, permit an Optionee to elect to pay the required tax withholding by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this

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purpose will (together with such additional restrictions as the Company may impose) be subject to the following:

                  (a) If an Optionee has received multiple option grants, a separate election must be made for each grant;

                  (b) The election must be made prior to the date the option is exercised;

                  (c) The election shall be irrevocable; and

                  (d) The election may be rejected by the Company.


                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

         7.1 Amendment. (a) The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time in order to qualify for any available exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule of order.

                  (b) No amendment may be made that would cause stock options or SARs under the Plan not to qualify for exemption under Section 16.

                  (c) No amendment of the Plan shall, without the written consent of the holder of a stock option or SAR awarded under the Plan prior to the date of the amendment or termination adversely affect the rights of such holder with respect to such option or SAR (except to the extent necessary to comply with applicable law, regulation, rule or order).

                  (d) Notwithstanding anything herein or in any stock option agreement to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options or SARs granted under the Plan to qualify for any exemption provided under Section 16 and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options previously granted under the Plan. In the event of such an amendment to the Plan, the holder of any stock option or SAR outstanding under the Plan shall, upon request of the Board and as a condition for exercising of such option or SAR, execute a conforming amendment in the form prescribed by the Board to the

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stock option or SAR agreement within such reasonable period of time as the Board shall specify in such request.

         7.2 Termination. The Board shall have the right to terminate the Plan at any time; provided, that no such termination shall terminate any outstanding stock option or SAR previously granted under the Plan or adversely affect the rights of such holder without his or her written consent. No new options or SARs may be granted on or after the date the Plan is terminated.


                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Registration, listing and Qualification of Shares. Each option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of Shares thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not reasonably acceptable to the Company. Any person exercising an option shall make such representations and agreements and furnish such information as the Board or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.

         8.2 No Rights To Continue as a Director; No Restrictions. Neither this Plan nor any action taken hereunder shall be construed as giving any Director the right to continue as a Director. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all Directors covered under this Plan or other Directors not covered under this Plan.

         8.3 Costs And Expenses. Except as provided herein, all costs and expenses of administering the Plan shall be paid by the Company.


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         8.4 Plan Unfunded. This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

         8.5 Government Regulations. The rights of Optionees and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.

         8.6 Proceeds From Sale of Stock. Proceeds of the purchase of Optioned Shares by an Optionee may be used by the Company for any business purpose.

         8.7 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Connecticut.

         8.8 Invalidity. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.

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